  Exhibit 99.1

Press release

Linde Reports First-Quarter 2021 Results

Financial Highlights
➢
Sales $7.2 billion, up 7% versus prior-year quarter
➢
Operating profit $1.2 billion; adjusted operating profit $1.7 billion, up 25%
➢
Operating profit margin 16.7%; adjusted operating profit margin 23.3%, up 320 basis points
➢
EPS $1.86; adjusted EPS $2.49, up 32%
➢
Strong operating cash flow $2.1 billion, up 57%
➢
Increased full-year 2021 adjusted EPS guidance to $9.60 - $9.80, represents 17% to 19% growth year-over-year

Guildford, UK, May 6, 2021 – Linde plc (NYSE: LIN; FWB: LIN) today reported first-quarter 2021 income from continuing operations of $979 million and diluted earnings per share of $1.86, an increase of 74% versus prior year. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,312 million, up 30% versus prior year and 8% sequentially. Adjusted earnings per share was $2.49, 32% above prior year and 8% higher sequentially.

Linde’s sales for the first quarter were $7,243 million, 7% above prior year and flat sequentially. Compared to prior year, underlying sales increased 5%, including 2% price attainment and 3% higher volumes, led by healthcare, electronics and a recovery in the cyclical end markets of manufacturing, metals, chemicals and refining. Sequentially, underlying sales increased 2% driven by higher volume and price.

First-quarter operating profit was $1,213 million. Adjusted operating profit of $1,688 million was up 25% versus prior year led by higher price and continued productivity initiatives across all segments. Adjusted operating margin of 23.3% expanded 320 basis points versus prior year and 110 basis points sequentially.

First-quarter operating cash flow of $2,109 million increased 57% versus prior year. After capital expenditures of $762 million, free cash flow was $1,347 million, up 148% versus prior year. During the quarter, the company returned $1,404 million to shareholders through dividends and stock repurchases, net of issuance.

Commenting on the financial results and business outlook, Chief Executive Officer Steve Angel said, ”Linde employees delivered another strong quarter of financial results with operating profit margins expanding over 320 basis points, ROC improving to 14.5% and operating cash flow increasing 57%. In addition, EPS grew 32%, reaching a new record high of $2.49. The resiliency of our business model coupled with the ability to leverage any economic recovery has allowed Linde to continue delivering stellar results.”

Angel continued, “Looking ahead, I have confidence the company will continue to create significant shareholder value for years to come.”

For the second quarter of 2021, Linde expects adjusted diluted earnings per share in the range of $2.50 to $2.55, up 37% to 39% versus the same quarter in 2019 and 32% to 34% versus prior-year quarter. This guidance assumes a year-over-year 4% currency tailwind and sequentially a negative currency impact of 1%.

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For the full year 2021, the company expects adjusted diluted earnings per share to be in the range of $9.60 to $9.80, up 31% to 34% versus 2019 and 17% to 19% versus prior year. This guidance assumes a 2% currency tailwind versus 2020. Full-year capital expenditures are expected to be in the range of $3.0 billion to $3.4 billion to support maintenance and growth requirements including the $3.5 billion contractual sale of gas project backlog.

First-Quarter 2021 Results by Segment

Americas sales of $2,840 million were 6% above prior year. Underlying sales increased 7% driven by 3% higher pricing and 4% higher volume, led by higher demand across all end markets. Sequentially, price increased 1% and volumes grew 3%, led by higher demand in healthcare, electronics and cyclical end markets. Operating profit of $795 million was 28.0% of sales, up 330 basis points versus prior year.

APAC (Asia Pacific) sales of $1,436 million were 7% above prior year. Underlying sales grew 11% driven by 1% price attainment and 10% volume growth, primarily in the electronics and cyclical end markets plus project start-ups. Sequentially, volume was flat as contribution from project start-ups was offset by weaker base volumes, mainly due to seasonality. Divestitures were driven by an accounting deconsolidation of a joint venture which reduced sales 11% versus prior year and 12% sequentially, but had no impact on earnings per share. Operating profit of $351 million was 24.4% of sales, up 340 basis points versus prior year.

EMEA (Europe, Middle East & Africa) sales of $1,799 million were up 10% versus prior year. Underlying sales grew 4%, primarily led by 3% higher pricing and increased demand from the healthcare end market. Sequentially, underlying sales were flat, with 1% higher pricing offset by slightly lower volumes. Operating profit of $451 million was 25.1% of sales, up 340 basis points versus prior year.

Linde Engineering sales were $674 million, 11% above prior year, and operating profit was $109 million or 16.2% of sales. Order intake for the quarter was $461 million, up 30% sequentially, and third-party sale of equipment backlog was $4.3 billion.

Earnings Call
A teleconference on Linde’s first-quarter 2021 results is being held today at 10:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 855 758 5442 Germany Toll-Free Dial-In Number: 0800 181 5287 UK Toll-Free Dial-In Number: 0800 028 8438 Access code: 8561159
Live webcast (listen-only)	https://investors.linde.com/events-presentations Short URL: https://t1p.de/i2ho

Materials to be used in the teleconference are also available on the website.
About Linde
Linde is a leading global industrial gases and engineering company with 2020 sales of $27 billion (€24 billion). We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.

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The company serves a variety of end markets including chemicals & refining, food & beverage, electronics, healthcare, manufacturing and primary metals. Linde’s industrial gases are used in countless applications, from life-saving oxygen for hospitals to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2021. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items.  Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, includingtrade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from accounting principles generally accepted in the United States of America, International Financial Reporting Standards or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A. Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2021	2020	2021	2020	2021	2020	2021	2020
Quarter Ended March 31
Reported GAAP Amounts	$7,243	$6,739	$1,213	$733	$979	$571	$1.86	$1.07
Cost reduction program and other charges (a)	-	-	(8)	131	(28)	95	(0.05)	0.18
Purchase accounting impacts - Linde AG (b)	-	-	483	488	361	343	0.68	0.64
Total adjustments	-	-	475	619	333	438	0.63	0.82
Adjusted amounts	$7,243	$6,739	$1,688	$1,352	$1,312	$1,009	$2.49	$1.89

(a) To adjust for cost reduction program and other charges; 2021 includes severance of $26 million for the quarter and other cost reduction charges of $18 million more than offset by an other net benefit of $52 million.
(b) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2021	2020

SALES	$7,243	$6,739
Cost of sales	4,054	3,843
Selling, general and administrative	787	861
Depreciation and amortization	1,166	1,142
Research and development	35	44
Cost reduction programs and other charges	(8)	131
Other income (expense) - net	4	15
OPERATING PROFIT	1,213	733
Interest expense - net	20	24
Net pension and OPEB cost (benefit), excluding service cost	(49)	(45)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	1,242	754
Income taxes	268	165
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	974	589
Income from equity investments	43	17
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	1,017	606
Add: income from discontinued operations, net of tax	1	2
INCOME (INCLUDING NONCONTROLLING INTERESTS)	1,018	608
Less: noncontrolling interests from continuing operations	(38)	(35)
Less: noncontrolling interests from discontinued operations	-	-
NET INCOME - LINDE PLC	$980	$573

NET INCOME - LINDE PLC
Income from continuing operations	$979	$571
Income from discontinued operations	$1	$2

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$1.87	$1.07
Basic earnings per share from discontinued operations	-	-
Basic earnings per share	$1.87	$1.07

Diluted earnings per share from continuing operations	1.86	1.07
Diluted earnings per share from discontinued operations	-	-
Diluted earnings per share	$1.86	$1.07

Cash dividends	$1.060	$0.963

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	522,459	531,215
Diluted shares outstanding (000's)	526,927	534,956

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$4,096	$3,754
Accounts receivable - net	4,139	4,167
Contract assets	137	162
Inventories	1,695	1,729
Prepaid and other current assets	1,065	1,112
TOTAL CURRENT ASSETS	11,132	10,924
Property, plant and equipment - net	26,934	28,711
Goodwill	27,472	28,201
Other intangibles - net	14,559	16,184
Other long-term assets	4,896	4,209
TOTAL ASSETS	$84,993	$88,229

LIABILITIES AND EQUITY
Accounts payable	$2,945	$3,095
Short-term debt	3,276	3,251
Current portion of long-term debt	2,524	751
Contract liabilities	1,863	1,769
Other current liabilities	4,419	4,874
TOTAL CURRENT LIABILITIES	15,027	13,740
Long-term debt	9,950	12,152
Other long-term liabilities	12,383	12,755
TOTAL LIABILITIES	37,360	38,647

REDEEMABLE NONCONTROLLING INTERESTS	13	13

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,192	40,202
Retained earnings	17,563	17,178
Accumulated other comprehensive income (loss)	(5,345)	(4,690)
Less: Treasury stock, at cost	(6,201)	(5,374)
Total Linde plc shareholders' equity	46,210	47,317
Noncontrolling interests	1,410	2,252
TOTAL EQUITY	47,620	49,569
TOTAL LIABILITIES AND EQUITY	$84,993	$88,229

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2021	2020
OPERATIONS
Net income - Linde plc	$980	$573
Less: income from discontinued operations, net of tax and noncontrolling interests	(1)	(2)
Add: noncontrolling interests	38	35
Net income (including noncontrolling interests)	1,017	606

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	(76)	40
Depreciation and amortization	1,166	1,142
Accounts receivable	(178)	(109)
Contract assets and liabilities, net	191	176
Inventory	(60)	(62)
Payables and accruals	69	(183)
Pension contributions	(12)	(17)
Deferred income taxes and other	(8)	(246)
Net cash provided by operating activities	2,109	1,347

INVESTING
Capital expenditures	(762)	(803)
Acquisitions, net of cash acquired	(10)	(41)
Divestitures and asset sales	21	231
Net cash provided by (used for) investing activities	(751)	(613)

FINANCING
Debt increase (decrease) - net	681	3,112
Issuances of ordinary shares	17	13
Purchases of ordinary shares	(868)	(1,828)
Cash dividends - Linde plc shareholders	(553)	(511)
Noncontrolling interest transactions and other	(247)	(27)
Net cash provided by (used for) financing activities	(970)	759

Effect of exchange rate changes on cash and cash equivalents	(46)	(179)

Change in cash and cash equivalents	342	1,314
Cash and cash equivalents, beginning-of-period	3,754	2,700
Cash and cash equivalents, end-of-period	$4,096	$4,014

(a) Cost reduction programs and other charges was a net benefit of $8 million and a charge of $131 million for the quarters ended March 31, 2021 and 2020, respectively. Related cash outflows were $68 million and $91 million for the same respective periods.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended March 31,
	2021	2020
SALES
Americas	$2,840	$2,677
EMEA	1,799	1,633
APAC	1,436	1,336
Engineering	674	608
Other	494	485
Total segment sales	$7,243	$6,739

OPERATING PROFIT
Americas	$795	$661
EMEA	451	355
APAC	351	281
Engineering	109	91
Other	(18)	(36)
Segment operating profit	$1,688	$1,352
Cost reduction programs and other charges	8	(131)
Purchase accounting impacts - Linde AG	(483)	(488)
Total operating profit	$1,213	$733

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2021	2020
	Q1	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin
Reported operating profit	$1,213	$1,029	$969	$591	$733
Add: Cost reduction programs and other charges	(8)	78	48	249	131
Less: Net gain on sale of businesses	-	-	-	-	-
Add: Purchase accounting impacts - Linde AG (c)	483	506	498	477	488
Total adjustments	475	584	546	726	619
Adjusted operating profit	$1,688	$1,613	$1,515	$1,317	$1,352

Reported percentage change	65%				20%
Adjusted percentage change	25%				11%

Reported sales	$7,243	$7,272	$6,855	$6,377	$6,739

Reported operating margin	16.7%	14.2%	14.1%	9.3%	10.9%
Adjusted operating margin	23.3%	22.2%	22.1%	20.7%	20.1%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$1,166	$1,192	$1,168	$1,124	$1,142
Less: Purchase accounting impacts - Linde AG (c)	(478)	(489)	(487)	(468)	(476)
Adjusted depreciation and amortization	$688	$703	$681	$656	$666

Adjusted Other Income (Expense) - net
Reported Other Income (Expense) - net	$4	$(47)	$(29)	$-	$15
Add: Purchase accounting impacts - Linde AG (c)	(5)	(17)	(11)	(9)	(12)
Adjusted Other Income (Expense) - net	$9	$(30)	$(18)	$9	$27

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(49)	$(46)	$(41)	$(45)	$(45)
Add: Pension settlement charges	-	-	(6)	-	-
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(49)	$(46)	$(47)	$(45)	$(45)

Adjusted Interest Expense - Net
Reported interest expense - net	$20	$35	$38	$18	$24
Add: Purchase accounting impacts - Linde AG (c)	18	18	23	22	22
Less: Bond Redemption	-	(16)	-	-	-
Total adjustments	18	2	23	22	22
Adjusted interest expense - net	$38	$37	$61	$40	$46

Adjusted Income Taxes (a)
Reported income taxes	$268	$253	$265	$164	$165
Add: Purchase accounting impacts - Linde AG (c)	118	107	75	95	122
Add: Pension settlement charges	-	-	1	-	-
Add: Cost reduction programs and other charges	20	20	12	62	36
Less: Bond Redemption	-	4	-	-	-
Total adjustments	138	131	88	157	158
Adjusted income taxes	$406	$384	$353	$321	$323

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$1,242	$1,040	$972	$618	$754
Add: Pension settlement charge	-	-	6	-	-
Add: Purchase accounting impacts - Linde AG (c)	465	488	475	455	466
Add: Cost reduction programs and other charges	(8)	78	48	249	131
Less: Bond Redemption	-	16	-	-	-
Total adjustments	457	582	529	704	597
Adjusted income before income taxes and equity investments	$1,699	$1,622	$1,501	$1,322	$1,351

Reported Income taxes	$268	$253	$265	$164	$165
Reported effective tax rate	21.6%	24.3%	27.3%	26.5%	21.9%

Adjusted income taxes	$406	$384	$353	$321	$323
Adjusted effective tax rate	23.9%	23.7%	23.5%	24.3%	23.9%

Income from Equity Investments
Reported income from equity investments	$43	$16	$23	$29	$17
Add: Purchase accounting impacts - Linde AG (c)	19	15	14	14	14
Adjusted income from equity investments	$62	$31	$37	$43	$31

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

	2021	2020
	Q1	Q4	Q3	Q2	Q1
Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(38)	$(34)	$(31)	$(25)	$(35)
Add: Cost reduction programs and other charges	-	(4)	-	-	-
Add: Purchase accounting impacts - Linde AG (c)	(5)	(14)	(14)	(14)	(15)
Total adjustments	(5)	(18)	(14)	(14)	(15)
Adjusted noncontrolling interests from continuing operations	$(43)	$(52)	$(45)	$(39)	$(50)

Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$979	$769	$699	$458	$571
Add: Pension settlement charge	-	-	5	-	-
Add: Cost reduction programs and other charges	(28)	54	36	187	95
Less: Bond redemption	-	12	-	-	-
Add: Purchase accounting impacts - Linde AG (c)	361	382	400	360	343
Total adjustments	333	448	441	547	438
Adjusted income from continuing operations	$1,312	$1,217	$1,140	$1,005	$1,009

Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$1.86	$1.45	$1.32	$0.87	$1.07
Add: Pension settlement charge	-	-	0.01	-	-
Add: Cost reduction programs and other charges	(0.05)	0.10	0.07	0.35	0.18
Less: Bond Redemption	-	0.02	-	-	-
Add: Purchase accounting impacts - Linde AG	0.68	0.73	0.75	0.68	0.64
Total adjustments	0.63	0.85	0.83	1.03	0.82
Adjusted diluted EPS from continuing operations	$2.49	$2.30	$2.15	$1.90	$1.89

Reported percentage change	74%	54%	(1)%	(7)%	35%
Adjusted percentage change	32%	22%	11%	4%	12%

Adjusted Diluted EPS from Continuing Operations Guidance (d)	Second Quarter 2021		Full Year 2021
	Low End	High End	Low End	High End
2021 Adjusted Guidance	$2.50	$2.55	$9.60	$9.80
Adjusted percentage changes versus 2020 adjusted diluted EPS	32%	34%	17%	19%
Add: Estimated currency headwind/(tailwind)	(4)%	(4)%	(2)%	(2)%
Adjusted percentage change excluding currency	28%	30%	15%	17%

Adjusted EBITDA and % of Sales
Income from continuing operations	$979	$769	$699	$458	$571
Add: Noncontrolling interests related to continuing operations	38	34	31	25	35
Add: Net pension and OPEB cost (benefit), excluding service cost	(49)	(46)	(41)	(45)	(45)
Add: Interest expense	20	35	38	18	24
Add: Income taxes	268	253	265	164	165
Add: Depreciation and amortization	1,166	1,192	1,168	1,124	1,142
EBITDA from continuing operations	2,422	2,237	2,160	1,744	1,892
Add: Cost reduction programs and other charges	(8)	78	48	249	131
Add: Purchase accounting impacts - Linde AG	24	32	25	23	26
Total adjustments	16	110	73	272	157
Adjusted EBITDA from continuing operations	$2,438	$2,347	$2,233	$2,016	$2,049

Reported sales	$7,243	$7,272	$6,855	$6,377	$6,739
% of sales
EBITDA from continuing operations	33.4%	30.8%	31.5%	27.3%	28.1%
Adjusted EBITDA from continuing operations	33.7%	32.3%	32.6%	31.6%	30.4%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.
(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.
A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger.
Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.
(d) We are providing adjusted earnings per share ("EPS") guidance for 2021. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

2021	2020				2019
Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$2,109	$2,434	$1,884	$1,764	$1,347	$2,174	$1,872	$1,005	$1,068
Less: Capital Expenditures	(762)	(1,027)	(787)	(783)	(803)	(1,015)	(959)	(865)	(843)
Free Cash Flow	$1,347	$1,407	$1,097	$981	$544	$1,159	$913	$140	$225

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$15,750	$16,154	$17,803	$17,480	$16,875	$13,956	$13,201	$13,957	$14,146
Less: Cash and cash equivalents	(4,096)	(3,754)	(5,199)	(4,941)	(4,014)	(2,700)	(2,120)	(2,686)	(5,791)
Net debt	11,654	12,400	12,604	12,539	12,861	11,256	11,081	11,271	8,355
Less: Purchase accounting impacts - Linde AG	(98)	(121)	(133)	(150)	(170)	(195)	(211)	(243)	(262)
Adjusted net debt	$11,556	$12,279	$12,471	$12,389	$12,691	$11,061	$10,870	$11,028	$8,093
Less: Net assets held for sale	(4)	(3)	(2)	(2)	(115)	(123)	(223)	(272)	(1,629)
Adjusted net debt less net assets held for sale	$11,552	$12,276	$12,469	$12,387	$12,576	$10,938	$10,647	$10,756	$6,464

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$979	$769	$699	$458	$571	$507	$728	$513	$435
Add: noncontrolling interests from continuing operations	38	34	31	25	35	27	3	29	30
Add: interest expense - net	20	35	38	18	24	8	(3)	10	23
Less: tax benefit on interest expense - net *	(5)	(9)	(10)	(5)	(6)	(2)	1	(3)	(6)
Reported NOPAT	$1,032	$829	$758	$496	$624	$540	$729	$549	$482

Adjusted income from continuing operations	$1,312	$1,217	$1,140	$1,005	$1,009	$1,024	$1,052	$1,000	$927
Add: adjusted noncontrolling interests from continuing operations	43	52	45	39	50	41	46	46	45
Add: adjusted interest expense - net	38	37	61	40	46	30	19	35	50
Less: tax benefit on interest expense - net *	(10)	(9)	(15)	(10)	(12)	(7)	(5)	(9)	(13)
Adjusted NOPAT	$1,383	$1,297	$1,231	$1,074	$1,093	$1,088	$1,112	$1,072	$1,009

4-quarter trailing reported NOPAT	$3,115	$2,707	$2,418	$2,389	$2,442	$2,300
4-quarter trailing adjusted NOPAT	$4,985	$4,695	$4,486	$4,367	$4,365	$4,281

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$13	$92	$113	$14	$15	$15
Linde plc shareholders' equity	46,210	47,317	46,175	45,537	44,776	49,074	48,953	50,564	51,175
Noncontrolling interests	1,410	2,252	2,404	2,387	2,375	2,448	2,341	2,315	5,457
Total equity and redeemable noncontrolling interests	$47,633	$49,582	$48,592	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647

Reported capital	$59,283	$61,979	$61,194	$60,474	$59,989	$62,768	$62,166	$63,893	$63,373

Total equity and redeemable noncontrolling interests	$47,633	$49,582	$48,592	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647
Add: Adjusted net debt less net assets held for sale	11,552	12,276	12,469	12,387	12,576	10,938	10,647	10,756	6,464
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256	24,197	24,197	24,197
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$33,061	$35,734	$34,937	$34,200	$33,695	$36,449	$35,890	$37,585	$37,046

(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$59,283	$61,979	$61,194	$60,474	$59,989
5-quarter average ending capital	$60,584	$61,281	$61,318	$61,858	$62,438

Ending adjusted capital (see above)	$33,061	$35,734	$34,937	$34,200	$33,695
5-quarter average ending adjusted capital	$34,325	$35,003	$35,034	$35,564	$36,133

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	5.1%	4.4%	3.9%	3.9%	3.9%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	14.5%	13.4%	12.8%	12.3%	12.1%

*
Tax benefit on interest expense - net is generally presented using the reported effective rate.

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